AGREEMENT FOR SALE OF ASSET

THIS AGREEMENT made and entered into by and between TRICOM PICTURES & PRODUCTIONS, INC., a Florida Corporation, with a usual place of business at 2001 West Sample Road, Suite #101, Pompano Beach, Florida 33064 ("SELLER"), SHOP T.V., INC., a Nevada Corporation, with a usual place of business at 2001 West Sample Road, Suite #401, Pompano Beach, Florida 33064 ("BUYER"), all as their respective interests exist and are herein represented.

         WHEREAS, SELLER is a national marketing and sales organization operating at the aforementioned address; and

         WHEREAS, SELLER is the owner of all singular assets (tangible and intangible) relating to or concerning the National Marketing Division of BUYER (the "Marketing Division"); and

         WHEREAS, SELLER is desirous of selling the Marketing Division to BUYER; and

         WHEREAS, BUYER is desirous of purchasing the Marketing Division from SELLER on terms as herein contained;

         NOW,   THEREFORE,   for  good  and   valuable   consideration   and  in
consideration of the covenants, agreements, terms, and provisions as herein contained, mutually agreed by and between the parties as follows:

ARTICLE I: Sale of Assets

         SELLER agrees to sell, and BUYER agrees to purchase and acquire all of the following assets, chattels, and items as owned by, located on, and used in connection with the Marketing Division from the SELLER:

         a. All of the inventory, merchandise and intellectual property existing as of the date of closing concerning or relating to the Marketing Division;

         b. All tools of the trade, accessories, and appurtenances, without limiting the generality of the foregoing, used in connection with the Marketing Division; and

         c. All of the goodwill of the SELLER, together with all price lists, supplier lists, customer lists, secret formulas, and trade secrets to the extent they exist used in connection with the Marketing Division.

ARTICLE II: Purchase Price

         BUYER agrees to pay SELLER and SELLER agrees to accept as the full purchase price for all the singular assets to be sold under Article I, supra, the total purchase price of Two Hundred and Fifty Thousand Dollars ($250,000.00).

ARTICLE III: Payment Of Purchase Price

         The purchase price as  hereinabove to be determined in accordance  with
Article II, supra, shall be paid in the manner following; at the time of sale:

         BUYER shall execute a Promissory Note in the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) with annual interest thereon at 8% payable in 60 monthly installments of interest-only payments, concluding in a balloon principal payment in the sixtieth (60th) month of the loan, all as set forth in Exhibit "A" (the "Note").

ARTICLE IV: Sale Free and Clear

         SELLER agrees that it shall sell said assets free and clear of all liens, encumbrances, liabilities and claims of parties adverse thereto. SELLER agrees:

         a.  That any and all  liens,  encumbrances,  security  agreements,  tax
             liens,   liabilities  or  attachments  of  record  shall  be  fully discharged at the time of closing;

         b. To indemnify BUYER from any present or future asserted claims against assets sold to BUYER.

ARTICLE V: SELLER'S Warranties

         The SELLER warrants and represents to BUYER with knowledge that the BUYER will rely on same to enter this transaction, each and all of the following:

         a. That the SELLER owns all and singular assets being sold hereunder, and has full and marketable title to same; and

         b. That there are no known governmental or administrative proceedings filed against the SELLER which materially affects this transaction.

ARTICLE VI: Brokers

         The parties warrant and represent to each other that there are no brokers to this transaction and none entitled to commission.

ARTICLE VII: Entire Agreement

         This Agreement constitutes the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified in whole or in part except by a written instrument executed by all of the parties hereto.

ARTICLE VIII: Divisibility

         If any portion of this Agreement is held to be unreasonable, arbitrary, or against the public policy, this Agreement shall be considered divisible both as to time and as to the geographic area, and each month of the specified period shall be deemed to be a separate period of time. In the event any Court determines the specified time period or geographic area to be unreasonable, arbitrary or against public policy, a lesser period of time or geographic area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced.

ARTICLE IX: Applicable Law

         This Agreement shall be governed for all purposes by the laws of the State of Florida. Venue for any action to enforce or challenge the Agreement shall be exclusively in the courts of Broward County, Florida.


ARTICLE X: Section Headings

         The section and other headings contain in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

ARTICLE XI: Effective Date

         The effective date of this Agreement shall be July 13, 1998.

IN WITNESS WHEREOF, EACH OF THE Parties has duly signed this Agreement on the date noted below.

TRICOM PICTURES, & PRODUCTIONS, INC.


By:/S/JACK LEVINE                                    /S/ERIC WARM
-----------------                                    ------------
Jack Levine, Vice President                             Witness

Date:/S/JANUARY 2, 1999
-----------------------


SHOP T.V., INC.


By:/S/MARK ALFIERI                                   /S/ERIC WARM
------------------                                   ------------
Mark Alfieri, President                                 Witness

Date:/S/JANUARY 2, 1999
-----------------------






                             EXHIBIT A

                         PROMISSORY NOTE


$250,000.00                                                        July 13, 1998


FOR VALUE RECEIVED, SHOP TV, INC. promises to pay to Tricom Pictures & Productions, Inc., located at 2001 West Sample Road, Suite 101, Pompano Beach, Florida, 33064, the sum of $250,000.00 (TWO HUNDRED AND FIFTY THOUSAND DOLLARS AND NO CENTS) plus interest at the rate of 8% (Eight Percent) per annum.

Interest shall be payable monthly commencing on August 1, 1999 and for 59 consecutive months thereafter on the unpaid principal balance. The principal shall be paid in lump sum in addition to and with the 60th interest payment.

In the event of default, SHOP TV, INC., agrees to pay all court costs and attorneys' fees incurred by TRICOM PICTURES & PRODUCTIONS, INC. in order to enforce and collect payment under this Note.


TRICOM PICTURES & PRODUCTION, INC.

By:/S/JACK LEVINE
-----------------
Jack Levine, Vice President

Date: /S/JANUARY 2, 1999
------------------------


SHOP TV, INC.

By:/S/MARK ALFIERI
------------------
Mark Alfieri, President

Date:/S/JANUARY 2, 1999
-----------------------